Exhibit 99.1

Universal Compression 4444 Brittmoore Road Houston, Texas 77041
Contact:
David Oatman
Vice President, Investor Relations
713-335-7460
FOR IMMEDIATE RELEASE
Universal Compression Holdings and Universal Compression Partners
Report First Quarter 2007 Results
Houston, May 9, 2007 — Universal Compression Holdings, Inc. (NYSE: UCO) and Universal Compression Partners, L.P. (NASDAQ: UCLP) today reported earnings for the first quarter of 2007.
Universal Compression Holdings, Inc. Financial Results
Universal Compression Holdings reported net income of $14.3 million, or $0.46 per diluted share, in the three months ended March 31, 2007, including a charge of $1.4 million on a pretax basis for merger-related expenses. Excluding this charge, earnings per diluted share would have been $0.49. Net income was $20.0 million, or $0.64 per diluted share, in the three months ended December 31, 2006, including a charge of $1.1 million on a pretax basis related to debt extinguishment costs. Excluding this charge, earnings per diluted share would have been $0.67 in the fourth quarter of 2006. Net income was $20.9 million, or $0.68 per diluted share, in the prior year period.
Revenue was $239.4 million in the three months ended March 31, 2007, compared to $253.0 million in the three months ended December 31, 2006 and $229.1 million in the prior year period. EBITDA, as adjusted (as defined below), was $72.3 million in the three months ended March 31, 2007, as compared to $76.5 million in the three months ended December 31, 2006 and $76.0 million in the comparable period of the prior year.
“We continued to experience solid demand in each of our business segments in the first quarter although, as expected, field and administrative cost pressures continued to be a challenge,” commented Stephen A. Snider, Universal Compression Holdings’ Chairman, President and Chief Executive Officer. “With our ongoing investment in people and infrastructure, such as our October 2006 IPO of Universal Compression Partners and January 2007 acquisition of BT Engineering, we believe we are building a solid foundation to continue the growth of our company. Our business outlook remains optimistic due to existing market conditions, healthy overall company activity levels, including the scheduled completion of significant fabrication projects in the second quarter, ongoing initiatives to improve field operating efficiencies and our proposed merger with Hanover Compressor Company.”

Merger Update
On March 27, 2007, Universal Compression Holdings and Hanover Compressor Company jointly announced that they had received a request for additional information from the Antitrust Division of the U.S. Department of Justice regarding the proposed merger between the companies. Universal is cooperating with the government with respect to that request and continues to expect the transaction to close in the third quarter of 2007.
Universal Compression Partners, L.P. Financial Results
Universal Compression Partners reported revenue of $17.6 million and net income of $2.3 million in the three months ended March 31, 2007, compared to revenue of $13.5 million and net income of $2.7 million in the three months ended December 31, 2006. Universal Compression Partners commenced operations in October 2006 upon the contribution of certain domestic contract compression assets from Universal Compression Holdings in connection with the initial public offering of Universal Compression Partners. EBITDA, as further adjusted (as defined below), totaled $9.5 million in the three months ended March 31, 2007 compared to $7.3 million in the three months ended December 31, 2006. Distributable cash flow (as defined below) totaled $6.0 million in the three months ended March 31, 2007 compared to $5.2 million in the three months ended December 31, 2006. Because Universal Compression Partners completed its initial public offering on October 20, 2006, the three month period ended December 31, 2006 only included results from operations from that date. Universal Compression Partners’ results for the three months ended March 31, 2007 included its first complete quarter of operations.
On April 30, 2007, Universal Compression Partners announced a cash distribution of $0.35 per unit, which reflected the partnership’s minimum quarterly distribution, compared to its previous cash distribution of $0.278, which represented a cash distribution of $0.35 per unit per quarter pro rated to cover the time period from the closing of the initial public offering through December 31, 2006. The distributable cash flow generated in the first quarter is approximately 1.3 times the amount of the cash distribution to unitholders.
“We are pleased with the results and operations of Universal Compression Partners,” commented Mr. Snider, Universal Compression Partners’ Chairman, President and Chief Executive Officer. “We are excited about growth opportunities due to favorable market conditions and the large pool of domestic contract compression customers and equipment that can be offered for sale from Universal Compression Holdings to Universal Compression Partners over time.”
Conference Call
Universal Compression Holdings and Universal Compression Partners will host a joint conference call today, May 9, 2007, at 10:00 a.m. Central Time, 11:00 a.m. Eastern Time, to discuss the quarter’s results and certain other corporate matters. The conference call will be broadcast live over the Internet to provide interested persons the opportunity to listen. The call will also be archived for approximately 90 days to provide an opportunity to those unable to listen to the live broadcast. Both the live broadcast and replay of the archived version are free of charge to the user.

Persons wishing to listen to the conference call live may do so by logging onto www.universalcompression.com (click UCO or UCLP “Investor Information” section) at least 15 minutes prior to the start of the call. The replay of the call will be available at the website www.universalcompression.com.
With respect to Universal Compression Holdings, EBITDA, as adjusted, a non-GAAP measure, is defined as net income plus income taxes, interest expense (including debt extinguishment costs and gain on termination of interest rate swaps), depreciation and amortization expense, foreign currency gains or losses, merger related expenses, minority interest, excluding non-recurring items (including facility consolidation costs), and extraordinary gains or losses.
With respect to Universal Compression Partners, distributable cash flow, a non-GAAP measure, is defined as net income plus income taxes, depreciation and amortization expense, non-cash selling, general and administrative expenses, interest expense and any amounts by which cost of sales and selling, general and administrative costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Universal Compression Holdings and Universal Compression Partners are parties, which amounts are treated as capital contributions from Universal Compression Holdings for accounting purposes, less cash interest expense and maintenance capital expenditures.
With respect to Universal Compression Partners, EBITDA, as further adjusted, a non-GAAP measure, is defined as net income plus income taxes, interest expense, depreciation and amortization expense, non-cash selling, general and administrative expenses and any amounts by which cost of sales and selling, general and administrative costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Universal Compression Holdings and Universal Compression Partners are parties, which amounts are treated as capital contributions from Universal Compression Holdings for accounting purposes.
With respect to Universal Compression Holdings, Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).
With respect to Universal Compression Partners, Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the omnibus agreement to which Universal Compression Holdings and Universal Compression Partners are parties, which amounts are treated as capital contributions from Universal Compression Holdings for accounting purposes.
Forward Looking Statements
Statements about Universal Compression Holdings’ and Universal Compression Partners’ (collectively, the “Companies”) outlook and all other statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the Companies’ control, which could cause actual results to differ materially from such statements. Forward looking information includes, but is not limited to, statements regarding: the belief that the Companies will be able to continue to take advantage of strong market conditions; the on-going nature of investments in people and infrastructure, the Companies’ optimism regarding business outlook; Universal Compression Holdings’ ability to complete its scheduled fabrication projects in the second quarter of 2007; the success of Universal Compression Holdings’ ongoing initiatives to improve field operating efficiencies; the belief that the merger will close in the third quarter of 2007; the existence of growth opportunities for Universal Compression Partners’ and the basis for those opportunities, including favorable market conditions; and the expectation that Universal Compression Holdings will contribute assets to Universal Compression Partners in the future. While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for natural gas and the impact on the price of natural gas; employment workforce factors, including Universal Compression Holdings’ ability to hire, train and retain key employees; Universal Compression Holdings’ ability to timely and cost-effectively obtain components necessary to conduct the Companies’ business; changes in political or economic conditions in key operating markets, including international markets; Universal Compression Holdings’ ability to timely and cost-effectively implement the Companies’ enterprise resource planning system; changes in safety and environmental regulations pertaining to the production and transportation of natural gas; as to each of Universal Compression Holdings and Universal Compression Partners, the performance of the other entity; the failure to realize anticipated synergies from the proposed merger; the results of the review of the proposed merger by various regulatory agencies and any conditions imposed on the new company in connection with consummation of the merger; and failure to receive the approval of the merger by stockholders and failure to satisfy any of the various other conditions to the closing of the merger contemplated by the merger agreement.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Companies’ Annual Reports on Form 10-K for the year ended December 31, 2006 and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission (“SEC”), which are available through our website www.universalcompression.com. The Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.
Additional Information
In connection with the proposed merger of Universal Compression Holdings and Hanover Compressor Company, a registration statement of the new company, Iliad Holdings, Inc., which includes preliminary proxy statements of Universal and Hanover, and other materials, has been filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, WHICH

IS AVAILABLE NOW, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT UNIVERSAL, HANOVER, ILIAD HOLDINGS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the preliminary proxy statement/prospectus and the definitive proxy statement/prospectus when it is available and other documents containing information about Universal and Hanover, without charge, at the SEC’s web site at www.sec.gov, Universal’s web site at www.universalcompression.com, and Hanover’s web site at www.hanover-co.com. Copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and the SEC filings that are and will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Universal Compression Holdings, Inc., 713-335-7000 or to Investor Relations, Hanover Compressor Company, 832 554-4856.
Participants in Solicitation
Universal and Hanover and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the merger. Information about these persons can be found in Universal’s and Hanover’s respective proxy statements relating to their 2006 annual meetings of stockholders as filed with the SEC on March 15, 2006 and March 24, 2006, respectively. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger is included in the preliminary proxy statement/prospectus that has been filed with the SEC and will be included in the definitive proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.
Universal Compression Holdings, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.
Universal Compression Partners was formed by Universal Compression Holdings to provide natural gas contract compression services to customers throughout the United States. Universal Compression Holdings owns approximately 51% of Universal Compression Partners.

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Revenue:
Domestic contract compression	$102,034	$101,626	$94,045
International contract compression	38,534	37,894	33,293
Fabrication	54,616	63,346	56,309
Aftermarket services	44,179	50,125	45,421

Total revenue	239,363	252,991	229,068

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Domestic contract compression	41,056	40,299	32,914
International contract compression	10,315	10,601	8,397
Fabrication	47,237	54,968	50,105
Aftermarket services	34,436	38,855	35,807
Depreciation and amortization	34,863	31,735	29,799
Selling, general and administrative	35,741	32,571	26,581
Interest expense, net	14,039	13,535	14,057
Debt extinguishment costs	—	1,125	—
Merger related expenses	1,373	—	—
Foreign currency gain	(693)	(290)	(609)
Minority interest	1,324	1,354	—
Other (income) loss, net	(1,731)	(838)	(733)

Total costs and expenses	217,960	223,915	196,318

Income before income taxes	21,403	29,076	32,750

Income tax expense	7,079	9,071	11,875

Net income	$14,324	$20,005	$20,875

Weighted average common and common equivalent shares outstanding:
Basic	29,820	30,081	29,629

Diluted	30,881	31,200	30,700

Earnings per share:
Basic	$0.48	$0.67	$0.70

Diluted	$0.46	$0.64	$0.68

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(Dollars in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Revenue:
Domestic contract compression	$102,034	$101,626	$94,045
International contract compression	38,534	37,894	33,293
Fabrication	54,616	63,346	56,309
Aftermarket services	44,179	50,125	45,421

Total	$239,363	$252,991	$229,068

Gross Margin:
Domestic contract compression	$60,978	$61,327	$61,131
International contract compression	28,219	27,293	24,896
Fabrication	7,379	8,378	6,204
Aftermarket services	9,743	11,270	9,614

Total (1)	$106,319	$108,268	$101,845

Selling, General and Administrative	$35,741	$32,571	$26,581
% of Revenue	15%	13%	12%

EBITDA, as adjusted (1)	$72,309	$76,535	$75,997
% of Revenue	30%	30%	33%

Capital Expenditures	$59,560	$62,926	$38,732
Proceeds from Sale of PP&E	3,690	1,592	1,685

Net Capital Expenditures	$55,870	$61,334	$37,047

Gross Margin Percentage:
Domestic contract compression	60%	60%	65%
International contract compression	73%	72%	75%
Fabrication	14%	13%	11%
Aftermarket services	22%	22%	21%
Total	44%	43%	44%

Reconciliation of GAAP to Non-GAAP Financial Information:
Net income	$14,324	$20,005	$20,875
Income tax expense	7,079	9,071	11,875
Depreciation and amortization	34,863	31,735	29,799
Interest expense, net	14,039	13,535	14,057
Foreign currency gain	(693)	(290)	(609)
Merger related expenses	1,373	—	—
Minority interest	1,324	1,354	—
Debt extinguishment costs	—	1,125	—

EBITDA, as adjusted (1)	72,309	76,535	75,997
Selling, general and administrative	35,741	32,571	26,581
Other (income) loss, net	(1,731)	(838)	(733)

Gross Margin (1)	$106,319	$108,268	$101,845

Debt and Capital Lease Obligations	$856,582	$830,554	$898,314
Stockholders’ Equity	$935,856	$916,430	$861,278
Total Debt to Capitalization	47.8%	47.5%	51.1%

(1)	Management believes disclosure of EBITDA, as adjusted, and Gross Margin, non-GAAP measures, provide useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone. Management uses EBITDA, as adjusted, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(Horsepower in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Total Available Horsepower (at period end):
Domestic contract compression	2,098	2,069	1,968
International contract compression	608	607	591

Total	2,706	2,676	2,559

Average Operating Horsepower:
Domestic contract compression	1,822	1,816	1,803
International contract compression	552	541	548

Total	2,374	2,357	2,351

Horsepower Utilization:
Spot (at period end)	87.7%	88.9%	92.2%
Average	88.3%	89.4%	92.1%

Fabrication Backlog (in millions)	$280	$289	$228

UNIVERSAL COMPRESSION PARTNERS, L.P.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands)

	Three Months Ended
	March 31,	December 31,
	2007	2006
Revenue	$17,585	$13,465
Cost of sales (excluding depreciation and amortization expense)	7,018	4,952
Depreciation	2,782	2,108
Selling, general and administrative	3,259	1,885
Interest expense, net	2,133	1,815

Other income, net	(6)	—

Total costs and expenses	15,186	10,760

Income before income taxes	2,399	2,705
Income tax expense	56	—
Net income	$2,343	$2,705

General partner interest in net income	$47	$54

Limited partner interest in net income	$2,296	$2,651

Weighted average limited partners’ units outstanding:
Basic	12,650	10,038

Diluted	12,671	10,041

Earnings per limited partner unit:
Basic	$0.18	$0.26

Diluted	$0.18	$0.26

UNIVERSAL COMPRESSION PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,	December 31,
	2007	2006

Revenue	$17,585	$13,465

Gross Margin, as adjusted (1)	$11,974	$9,039

EBITDA, as further adjusted (1)	$9,480	$7,277
% of Revenue	54%	54%

Capital Expenditures	$6,079	$332
Proceeds from Sale of PP&E	—	—

Net Capital Expenditures	$6,079	$332

Gross Margin percentage, as adjusted	68%	67%

Reconciliation of GAAP to Non-GAAP Financial Information:
Net income	$2,343	$2,705
Income tax expense	56	—
Depreciation	2,782	2,108
Cap on operating and selling, general and administrative costs provided by Universal Compression Holdings (“UCO”)	1,578	526
Non-cash selling, general and administrative costs	588	123
Interest expense, net	2,133	1,815

EBITDA, as further adjusted (1)	9,480	7,277
Cash selling, general and administrative costs	2,671	1,762
Less: cap on selling, general and administrative costs provided by UCO (1)	(171)	—
Other income, net	(6)	—

Gross Margin, as adjusted for operating cost caps provided by UCO (1)	$11,974	$9,039
Less: Cash interest expense	(2,077)	(1,815)
Less: Cash selling, general and administrative, as adjusted for cost caps provided by UCO (1)	(2,500)	(1,762)
Less: Maintenance capital expenditures	(1,373)	(306)

Distributable cash flow (2)	$6,024	$5,156

Distributions per Unit	$0.35	$0.28
Distribution to All Unitholders	$4,518	$3,588
Distributable Cash Flow Coverage	1.33x	1.44x

	March 31,	December 31,
	2007	2006

Debt	$125,000	$125,000
Total Partners’ Capital	$71,064	$69,457
Total Debt to Capitalization	63.8%	64.3%
Total Debt to Annualized EBITDA, as further adjusted UCO (1)	3.3x	3.4x
EBITDA, as further adjusted (1) to Interest Expense	4.4x	4.0x

(1)	Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, non-GAAP measures, provide useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone. Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2)	Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

UNIVERSAL COMPRESSION PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(Horsepower in thousands)

	Three Months	October 20,
	Ended	Through
	March 31,	December 31,
	2007	2006(1)

Total Available Horsepower (at period end)	358	343

Average Operating Horsepower	331	330

Horsepower Utilization:
Spot (at period end)	93.4%	96.9%
Average	94.8%	98.6%

Combined Domestic Contract Compression Horsepower of Universal Compression Holdings and Universal Compression Partners covered by contracts converted to service agreements	1,154	1,114

Total Available Domestic Contract Compression Horsepower of Universal Compression Holdings and Universal Compression Partners (at period end):	2,098	2,069

% of Domestic Contract Compression Horsepower of Universal Compression Holdings and Universal Compression Partners under Converted Contract Form	55.0%	53.8%

(1)	Average data shown is for the period from October 20, 2006 to December 31, 2006 because the actual operations of Universal Compression Partners, L.P. began on October 20, 2006.